EXHIBIT 10(q)



                              EMPLOYMENT AGREEMENT
                              --------------------


         THIS EMPLOYMENT AGREEMENT ("Agreement") is dated as of April 21, 1994 by and between BERGEN BRUNSWIG CORPORATION, a New Jersey corporation (the "Company"), and Milan A. Sawdei (the "Executive").


                                    RECITALS
                                    --------

         WHEREAS, the Executive is currently employed by the Company as Executive Vice President, Chief Legal Officer and Secretary and in such capacity he has acquired outstanding and special skills and abilities and an extensive background in and knowledge of the Company's business and the industry in which it is engaged; and

         WHEREAS, the Board of Directors of the Company approved the principal terms of this Agreement at a meeting of the Board of Directors on April 21, 1994; and

         WHEREAS, the Company desires to be assured of the continued association and services of the Executive in order to retain for the benefit of the Company his experience, skills, abilities, background, knowledge, and to facilitate long range planning and the execution of the Company's business in the most orderly and efficient manner, and is therefore willing to engage the Executive's services upon the terms and to compensate him in the manner provided herein; and

         WHEREAS, the Executive has and will continue to learn special and particular knowledge of the business of the Company and the Company desires to provide for the Executive's maintenance of the confidentiality of such proprietary information; and

         WHEREAS, the Executive desires to continue in the employ of the Company upon the terms provided herein; and

         WHEREAS, the Company desires to employ the Executive upon the terms provided herein.

                                   AGREEMENT
                                   ---------

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions hereinafter set forth.

         2. Effective Date and Term. The effective date of this Agreement ("Effective Date") shall be April 21, 1994. Unless sooner terminated as provided herein, the Company shall employ the Executive for a three (3) year


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term commencing on the Effective Date and expiring April 20, 1997, extended in the manner set forth in the next sentence (the "term of this Agreement"). The term of this Agreement shall automatically be extended for an additional one month period upon the completion of each one-month period of service provided by the Executive under this Agreement unless notice is given by either the Executive or the Company to the other, at least 30 days prior to the expiration of such one-month period, that such party does not wish to extend the term of this Agreement, in which case the term of this Agreement shall expire at the end of the last month through which this Agreement had previously been extended.
The date upon which this Agreement terminates in accordance with this Section 2 shall be referred to herein as the "Expiration Date".

         3. Position and Duties. During the term of this Agreement, the Executive and the Company agree:

             (a) Position. The Executive shall during the term of this Agreement serve as Executive Vice President, Chief Legal Officer and Secretary ("Chief Legal Officer") and, as such, the Executive hereby promises to perform and discharge well and faithfully the duties that may be assigned to him from time to time that are appropriate for a Chief Legal Officer of an organization the size of the Company that is engaged in the type of business engaged in by the Company, and the Company agrees to assign to him only such duties. As Chief Legal Officer, the Executive shall report to the Company's Board of Directors ("Board" or "Board of Directors"), to any committee of the Board ("Committee of the Board") that the Board may establish and direct the Executive to report to, or to such other senior corporate officer of the Company as the Board or Committee of the Board may designate; provided that the person or persons to whom Executive reports is at least at the same level of importance or responsibility within the Company as the person or persons to whom Executive is reporting as of the Effective Date.

              (b) Full Time Employment. The Executive shall devote his time, attention and effort during regular business hours to the business of the Company and shall not during the term of this Agreement be engaged in any other substantial business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Executive from investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require substantial services on the part of the Executive in the operation of the affairs of the companies in which such investments are made. Notwithstanding the foregoing, the Executive may purchase securities in any corporation whose securities are regularly traded, provided that such purchases shall not result in his owning beneficially at any time more than 1% of any class of securities of any corporation engaged in a business competitive with that of the Company.


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

         4. Place of Performance. In connection with his employment under this Agreement, the Executive shall be based at the Executive's employment location as of the Effective Date or such other location to which he may be assigned within a radius of 25 miles of said location. The Executive shall not be required to travel outside of said 25 mile radius on anything other than infrequent business trips of short duration reasonably required in the performance of the Executive's responsibilities.

         5. Compensation. As remuneration to the Executive for his services hereunder, the Company shall compensate the Executive as follows:

              (a) Base Salary. Commencing on the Effective Date, the Executive shall receive a bi-weekly base salary (as may be adjusted from time to time, the "Base Salary") of $6,153.85 payable in conformity with the Company's then current payroll practice as modified from time to time. The Base Salary will be reviewed annually by the same person or persons who conduct such review as of the Effective Date (or a person or persons at the same level of importance or responsibility within the Company) prior to the end of the Company's fiscal year, and shall be increased as a result of said review if and to the extent such person or persons, in his(their) sole discretion may determine. In no event, however, shall the Base Salary be reduced below the previous year's annual Base Salary at anytime during the term of this Agreement.

              (b) Bonus. The Company shall pay to the Executive such annual bonus as may be determined by the person or persons who conduct such review as of the Effective Date (or a person or persons at the same level of importance or responsibility within the Company) in accordance with the criteria used by the Company for its senior executives at the same level of importance as Executive on the Effective Date; provided however that in no event shall such annual bonus be less than 50 percent (50%) of the average of the Executive's previous two annual bonuses. In the event Executive has not been employed with the Company for two years, the minimal bonus shall be calculated using fifty percent (50%) of the last bonus awarded to the Executive.

              (c) Expenses. The Executive shall be entitled to receive prompt reimbursement, in accordance with the Company's expense reimbursement policies applicable to senior executives of the Company at the same level of importance as Executive on the Effective Date, for all reasonable travel and other expenses incurred by Executive.

              (d) Employee Benefit Programs. The Executive shall be entitled to participate in all employee health and benefit programs of the Company from time to time in effect for senior executives of the Company at the same level of importance as Executive as of the Effective Date, including, but not limited to, health, life, disability and dental insurance and retirement plan benefit


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

programs, subject to a determination of Executive's eligibility under the terms of said plans and otherwise in accordance with their respective terms.

              (e) Automobile Allowance. The Company shall provide to the Executive a minimum automobile allowance of $800.00 per month, which shall be reviewed and increased as necessary to remain comparable with the automobile allowances of senior executives of the Company at the same level of importance as Executive as of the Effective Date.

              (f) Vacation. The Executive shall be entitled to no less than three weeks of paid vacation for each twelve-month period. Vacation days taken during the Executive's term of employment will be charged to Executive's then accrued days and recompensed at Executive's then current daily Base Salary rate. The Executive shall receive no compensation for accrued and unused vacation days. The Executive may not accrue and carryover to the next fiscal year of the Company more than three (3) weeks vacation.

              (g) Holidays. The Executive will be entitled to all paid holidays given the Company's employees.

              (h) Sick Pay. The Executive shall be entitled to paid noncumulative sick leave for the duration of the illness so long as the Executive does not become disabled under the provisions of subsection 6(b).

              (i) Car Telephone/Insurance. The Executive shall be reimbursed for the monthly charges for a car telephone and all toll charges incurred thereon and the Company shall provide Executive with comprehensive automobile insurance for Executive's primary automobile.

              (j) Financial Planning. The Executive shall be entitled to be promptly reimbursed each year for tax and estate planning services provided by a certified public accounting or law firm, or both.

              (k) Home Security System. The Executive shall be entitled to be promptly reimbursed for the installation of a home security system and all monthly charges associated therewith.

              (l) Retired Officer Program. Executive shall be entitled to participate in all the benefits granted under the Company's Retired Officers Health Program.

              (m) Other. The Executive shall be entitled to receive and/or participate in all other benefits and programs made available, from time to time, to other senior executives of the Company at the same level of importance as Executive as of the Effective Date.


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         6.   Termination and Compensation Upon Termination.  This Agreement may
be terminated prior to the Expiration Date only in accordance with the following provisions:

              (a) Death. In the event of the Executive's death, the Executive's employment with the Company shall be deemed to be terminated as of the date of death. Upon death, the Executive's estate or other legal representative shall be entitled to receive:

                   (i) any Base Salary installments, vacation and auto allowance due during the calendar month in which the Date of Termination occurs; and

                   (ii) a death benefit equal to 100% of the Base Salary and Bonus that would have otherwise been paid to the Executive had the Executive remained employed through the Expiration Date (measured as if the Company gave notice of its wish not to extend the term of this Agreement 30 days prior to the date of death), calculated using the same Base Salary being paid at the date of death and a Bonus equal to the average of the last three Bonuses received by the Executive prior to the date of death, and payable.

Upon payment of the amounts set forth in this subsection, the Company shall have no further obligation to the Executive under this Agreement.

              (b) Disability. In the event that the Executive becomes totally and permanently disabled so as to be eligible for benefit payments under the group long-term disability plan of the Company, the Company shall continue to pay the Base Salary and Bonus provided in subsections 5(a) and 5(b), respectively, for the term of this Agreement, measured as if the Company gave notice of its wish not to extend the term of this Agreement thirty days prior to the date it is determined that the Executive is totally and permanently disabled so as to be eligible for benefits under the group long-term disability plan of the Company; provided that the amount of such payments shall be reduced by any amounts paid to and received by the Executive or on his behalf by his personal representative under the group long-term disability plan(s) of the Company. In the event the Executive dies prior to the full payment of the amounts under this subsection, the remaining payments shall be made to Executive's estate or other legal representative. Upon payment of the amounts set forth in this subsection, the Company shall have no further obligation to the Executive under this Agreement.

              (c) Termination by the Executive Without Good Reason or Upon the Expiration Date. The Executive can terminate this Agreement without Good Reason by giving 30 days notice of termination to the Company. In addition, this Agreement shall terminate upon the Expiration Date, as defined in Section 2. Such terminations shall be without liability to the Executive and, upon such termination and payment of any accrued and unpaid compensation through the date


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of termination, the Company shall have no further obligation to the Executive under this Agreement.

              (d)  Termination by the Company for Cause.  Except as provided in
Section 2 and this subsection 6(d), the Company shall not have the right to terminate the Executive's employment except in breach of this Agreement. The Company shall have the right to terminate this Agreement at any time and without liability to the Executive if such termination is for cause. For purposes of this Agreement, "cause" shall mean a determination by the Board that either of the following has occurred (i) an act or acts of dishonesty by the Executive constituting a felony under applicable law and resulting or intending to result directly or indirectly in gain to or personal enrichment of the Executive at the Company's expense; or (ii) a material breach of subsection 3(b) or section 7 or
8. Notice of termination pursuant to this subsection shall be accompanied by a copy of a resolution duly adopted by the affirmative vote of not less than a majority of a quorum of the Board which shall include the affirmative vote of at least a majority of the Board's disinterested outside directors, finding that, in the good faith opinion of the Board, the Executive was guilty of conduct amounting to cause and specifying the particulars thereof. Upon such termination, and payment of any accrued and unpaid compensation, the Company shall have no further obligation to the Executive under this Agreement.

              (e) Termination by the Executive With Good Reason. "Good Reason" shall mean any of the following:

                   (i) without the express written consent of Executive, any material change by the Company in Executive's function, duties, or responsibilities which change would cause Executive's position with the Company to become of less dignity, responsibility, importance, or scope from the position and attributes that applied to him immediately prior to the Effective Date;

                   (ii) any material failure by the Company to comply with any of the provisions of this Agreement;

                   (iii) the Company's requiring Executive to be based at any office or location more than 25 miles from the office at which Executive is based on the Effective Date, other than infrequent business trips of short duration reasonably required in the performance of the Executive's responsibilities under this Agreement; or

                   (iv) any failure by the Company to obtain the assumption of this Agreement by any successor or assign of the Company.

If Executive determines that Good Reason exists, Executive shall notify the Company in the manner provided in Section 13. The Company shall have the ten
(10) day period set forth in Section 13 to remedy the facts and circumstances that provided Good Reason. Executive shall make a good faith reasonable


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

determination immediately after such ten (10) day period whether such facts and circumstances have been remedied and shall communicate Executive's determination in writing to the Company. If Executive determines that adequate remedy has occurred, Executive shall continue in the employ of the Company as if no notice had been given. If Executive determines that adequate remedy has not occurred, Executive, at Executive's option, may treat this Agreement as constructively involuntarily terminated by the Company, and the Company shall be liable for damages as set forth in Section 13. Any determination by Executive that Good Reason exists and that adequate remedy has not occurred shall be presumed correct and shall govern unless the Company shows by a clear preponderance of the evidence that it was not a good faith reasonable determination.

         7. Unauthorized Disclosure. During the term of the Executive's employment hereunder, and for a period of two (2) years thereafter, the Executive shall not, without the written consent of the Company's Board of Directors or the Executive Committee, disclose to any person, other than as required by law or court order, or other than to an employee of the Company or any of its affiliated corporations, or other than to a person to whom disclosure is necessary or appropriate in connection with the performance by the Executive of his duties as Chief Legal Officer of the Company (including but not limited to disclosure to the Company's outside accountants, attorneys or bankers of information properly requested by such persons), any confidential information obtained by the Executive while the Executive is in the employ of the Company. For purposes of this Agreement, "confidential information" shall mean any information of the Company that the Company treats as confidential as well as any information that a prudent officer of the Company would consider to be proprietary or confidential to the Company, including without limitation, information with respect to any of the Company's services, customers, suppliers, techniques, patents and patent applications, methods (including manufacturing methods), products, designs, financial projections, industry projections or analyses, planned or pending agreements or future plans; provided, however, that "confidential information" shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Company.

         8. Work For Hire Acknowledgement; Assignment. The Executive acknowledges that all of the Executive's work on and contributions to the Company's products (the "Products"), including, without limitation, any and all patterns, designs, artworks and other expressions in any tangible medium (collectively, the "Works") are within the scope of the Executive's employment and are a part of the services, duties and responsibilities of the Executive. All of the Executive's work on and contributions to the Works will be rendered


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and made by the Executive for, at the instigation of, and under the overall direction of the Company, and all of the Executive's said work and contributions, as well as the Works, are and at all times shall be regarded as "work made for hire" as that term is used in the United States Copyright Laws. Without curtailing or limiting this acknowledgement, the Executive hereby assigns, grants, and delivers exclusively to the Company, as to work on and contribution to the Products pursuant hereto all rights, titles, and interests in and to any such Works, and all copies and versions, including all copyrights and renewals. The Executive will execute and deliver to the Company, or its successors and assigns, such other and further assignments, instruments and documents as it from time to time reasonably may request for the purpose of establishing, evidencing, and enforcing or defending its complete, exclusive perpetual, and worldwide ownership of all rights, titles, and interests of every kind and nature whatsoever, including all copyrights, in and to the Works. The Executive hereby constitutes and appoints the Company as its agent and attorney-in-fact, with full power of substitution, to execute and deliver said assignments, instruments or documents as the Executive may fail or refuse to execute and deliver, this power and agency being coupled with an interest and being irrevocable.

         9. Indemnity. During the term hereof, the Company agrees to indemnify and hold the Executive harmless to the fullest extent permitted under the law from any and all suits, actions, proceedings, claims or settlements arising out of the performance of the Executive's duties hereunder, including all activities as an officer and director of the Company if applicable. The Company further agrees to pay all costs which are incurred by the Executive in preparing and defending against such claims, including all attorneys' fees, witness fees, court costs, settlement costs and other similar fees. The costs and expenses incurred by Executive in investigating, defending or appealing any threatened, pending or completed suit, action, proceeding, or claim covered hereunder, shall be paid by the Company in advance as may be appropriate properly to defend any such action, suit, proceeding and/or paid in advance at the request of the Executive, and any judgments, fines or amounts paid in settlement shall be paid by the Company in advance, with the understanding and agreement hereby made and entered into by Executive and the Company that in the event it shall ultimately be determined as provided hereunder that Executive was not entitled to be indemnified, or was not entitled to be fully indemnified, that Executive shall repay to the Company such amount, or the appropriate portion thereof, so paid or advanced.

         10.  Successors; Binding Agreement.

              (a) This Agreement is fully assignable by the Company to any successor only upon the written consent of the Executive, which shall not unreasonably be withheld; provided, however, that said successor shall be obligated to perform this Agreement in accordance with its terms.


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              (b)  As to the Executive, this is a personal service contract and the Executive may not assign this Agreement or any part hereof without the prior written consent of the Company, which consent may reasonably be withheld by the Company.

         11. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or two (2) days after being when placed in the United States mails, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

               Bergen Brunswig Corporation
               4000 Metropolitan Drive
               Orange, California 92668
               Attn:  Executive Vice President,
                      Chief Legal Officer & Secretary

          If to the Executive:

               Milan A. Sawdei
               6109 Costa del Ray
               Long Beach, California  90803

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         12. Injunctive Relief. If there is a breach or threatened breach of the provisions of this Agreement, the non-breaching party shall be entitled to an injunction restraining the breaching party from such breach. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies for a breach or threatened breach of this Agreement.

         13.  Breach By the Company; Damages; Attorneys Fees.

              (a) If the Company breaches any term or condition of this Agreement, the Executive shall give notice to the Company setting forth the alleged breach, requesting that the Company remedy or cure its breach and offering to continue to provide the Executive's services to the Company in accordance with this Agreement assuming such breach is remedied or cured. The Company shall have 10 days to remedy or cure such breach. Executive shall make a good faith reasonable determination immediately after such ten (10) day period whether the Company has remedied such breach and shall communicate Executive's determination in writing to the Company. If Executive determines that adequate remedy has occurred, Executive shall continue in the employ of the Company as if no notice had been given. If Executive determines that adequate remedy has not occurred, the Executive, at Executive's option, may treat this Agreement as


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constructively involuntarily terminated by the Company in breach of this
Agreement. Any determination by Executive that breach has occurred and that adequate remedy has not occurred shall be presumed correct and shall govern unless the Company shows by a clear preponderance of the evidence that it was not a good faith reasonable determination.

              (b) For purposes of calculating damages due to the Executive as a result of any breach of this Agreement by the Company, damages (i) shall not exceed, and (ii) in the case of a termination by the Company other than for cause, including without limitation a constructive involuntary termination, shall equal, the present value (determined on the date such damages are received) of the compensation the Executive would otherwise have received under this Agreement for the remaining term of this Agreement (calculated as if the
notice provided for in Section 2 was given on the date of the breach).   Present
value shall be determined by using a discount rate equal to 120% of the "applicable Federal rate" determined under Section 1274(d) of the Internal Revenue Code of 1986, as amended, or its successor, determined as of the later of the date of the breach or the termination, compounded semiannually. Damages, as calculated above, shall be reduced by any "earned income", as that term is defined in section 911(d)(2)(A) of the Internal Revenue Code of 1986, as amended, received by the Executive during the remainder of what would otherwise have been the term of this Agreement (calculated in the manner provided in the first sentence of this subsection 13(b)). If earned income is received during such period but after the payment of damages to the Executive by the Company, the Executive shall pay an amount equal to such earned income back to the Company as soon as practicable after receipt. No other mitigation of damages shall be required of the Executive.

              (c) Notwithstanding any dispute concerning whether a breach exists or whether adequate remedy has occurred, the Company shall pay Executive's damages. Executive may be required to repay such amounts to the Company if any such dispute is finally determined adversely to Executive.

              (d) The Company shall pay to the Executive all reasonable attorneys' fees and necessary costs and disbursements incurred by or on behalf of the Executive in connection with or as a result of a dispute under this Agreement, whether or not the Executive ultimately prevails. Attorneys' fees shall be paid by the Company within 30 days of presentment by the Executive to the Company of an invoice received by the Executive from the Executive's attorneys. Any late payments under this subsection shall bear interest at a rate of twenty percent (20%) per month.

         14. Prior Agreements; Modification; Waiver. This Agreement (and the exhibits hereto) constitute the entire agreement between the parties regarding the subject matter hereof, and supersede any prior or contemporaneous agreements, letters of intent, or other understandings between the parties. No


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provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company officer or director as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

         15. Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California (excluding principles of conflicts of law).

         16. Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered.

         17. Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

         18. Headings. Headings to sections hereof are for convenience of reference only and shall not be construed to alter or affect the meaning of any provision of this Agreement.







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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                  "The Company"

                                  BERGEN BRUNSWIG CORPORATION,
                                     a New Jersey corporation,



                                  By /s/ Dwight A. Steffensen
                                    --------------------------------------------
                                         Dwight A. Steffensen

                                    Its  President and Chief Operating Officer



                                  "Executive"



                                     /s/ Milan A. Sawdei
                                    --------------------------------------------
                                         Milan A. Sawdei

                                  Schedule 10(q)
                                  --------------


The Company has entered into identical three year employment agreements, a form of which is affixed as Item 10(q), with each of the following executive officers except that their respective bi-weekly base salary amount is set forth below:


Robert E. Martini (Chairman of the Board and Chief Executive Officer) - $19,807

Dwight A. Steffensen (President and Chief Operating Officer) - $14,807

Neil F. Dimick (Executive Vice President and Chief Financial Officer) - $8,653

Milan A. Sawdei (Executive Vice President, Chief Legal Officer and Secretary) - $6,153

Denny W. Steele (Executive Vice President, Chief Information Officer) - $6,153

In addition, the Company has entered into identical employment agreements with eight other officers, except such agreements that provide for a rolling two year term with an aggregate (for such eight officers) bi-weekly base salary and annual bonus amounts (subject to the minimum bonus calculation detailed in the agreement affixed as Exhibit 10(q)) of $45,965 and $341,000, respectively, as of the effective date of the agreements.

Finally, the Company has entered into identical employment agreements with fifteen other officers, except that such agreements provide for a rolling one year term with an aggregate (for such fifteen officers) bi-weekly base salary and annual bonus amounts (subject to the calculation detailed in the agreement affixed as Exhibit 10(q)) of $65,487 and $450,000, respectively, as of the effective date of the agreements.